Exhibit 5.1

March 18, 2016

Aralez Pharmaceuticals Inc.
151 Steeles Avenue East

Milton, Ontario, Canada, L9T 1Y1

Dear Sirs/Mesdames:

Re:                               Aralez Pharmaceuticals Inc. (the “Corporation”) - Registration Statement on Form S-3

We have acted as local Canadian counsel to the Corporation, a British Columbia incorporated company, in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of up to 3,758,617 common shares in the capital of the Corporation without par value (the “Shares”), issuable upon the exercise of outstanding warrants originally issued by Tribute Pharmaceuticals Canada Inc. (“Tribute”), as more fully described in the Registration Statement.  All capitalized terms not defined herein shall have the meanings ascribed thereto in the Registration Statement.

We are not qualified to practice law in the United States of America. The opinion expressed herein relates only to the laws of British Columbia and the federal laws of Canada applicable therein, and we express no opinion as to matters of tax or as to any laws other than the laws of British Columbia and the federal laws of Canada applicable therein (and the interpretation thereof) as such laws exist and are construed as of the date hereof (the “Effective Date”).  Our opinion does not take into account any proposed rules or legislative changes that may come into force following the Effective Date and we disclaim any obligation or undertaking to update our opinion or advise any person of any change in law or fact that may come to our attention after the Effective Date.

For the purposes of our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of:

1.              the Registration Statement;

2.              the Notice of Articles and Articles of the Corporation;

3.              the forms of Tribute Common Share purchase warrants (including the Tribute Compensation Securities) held by the Selling Shareholders as more particularly described in the Registration Statement; and

4.              such other documents, records and other instruments as we have deemed appropriate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates and documents relating to the Corporation as we have deemed necessary or relevant.

Whenever our opinion refers to Shares of the Corporation whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that a holder of such Shares cannot be required to contribute any further amounts to the Corporation by virtue of its status as holder of such shares. No opinion is expressed as to the adequacy of any consideration received, whether in cash, past services performed for the Corporation or otherwise.

We have assumed with respect to all of the documents examined by us, the genuineness of all signatures and seals, the legal capacity at all relevant times of any natural person signing any such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or true copies or as a reproduction (including facsimiles and electronic copies), that the minute books of the Corporation provided to us contain all constating documents of the Corporation and are a complete record of the minutes, resolutions and other proceedings of the directors (and any committee thereof) and shareholders of the Corporation prior to the Effective Date, and the truthfulness and accuracy of all certificates of public officials and officers of the Corporation as to factual matters.  We have further assumed that none of the Corporation’s Articles or Notice of Articles, nor the resolutions of the shareholders or directors of the Corporation upon which we have relied upon have been or will be varied, amended or revoked in any respect or have expired, and that the Shares will be issued in accordance with such resolutions.

We have assumed that all of the Tribute Warrants have been issued using the forms of agreements provided to us and that the issuance of the Shares upon the due and proper exercise of the Tribute Warrants is a valid and binding obligation of the Corporation.

We have conducted such searches in public registries in British Columbia as we have deemed necessary or appropriate for the purposes of our opinion, but have made no independent investigation regarding such factual matters.

Based and relying upon the foregoing assumptions, we are of the opinion that when and to the extent issued, sold or delivered by the Corporation against receipt of the exercise price of the applicable Tribute Warrant, the Shares will be validly issued as fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Yours truly,

/s/ DLA Piper (Canada) LLP

DLA Piper (Canada) LLP